United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

GREENWAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

000-55030 (Commission File Number)	90-0893594 (IRS Employer Identification No.)
8851 Camp Bowie West Boulevard, Suite 240 Fort Worth, Texas (principal executive offices)	76116 (Zip Code)

(817) 346-6900
(registrant’s telephone number, including area code)

UMED Holdings, Inc.
(Former name, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.03.	Material Modification to Rights of Security Holders.

See Item 5.03, below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2017, UMED Holdings, Inc. (the “registrant”) pursuant to a vote of its shareholders, changed its corporate name to Greenway Technologies, Inc., with such change of name to be effective upon compliance with all regulatory requirements mandated by FINRA. Further, as a result of the change of the registrant’s name and upon satisfaction of all regulatory requirements, the trading symbol for the shares of the registrant’s common stock was to be changed to “GWTI,” and the registrant’s CUSIP identifier was to be changed to 39679T104. FINRA granted its approval of the change of the registrant’s name on January 17, 2018. On January 18, 2018, as a result of the change of name of the registrant, the registrant’s trading symbol was changed to “GWTI” and the CUSIP identifier was changed to 39679T104.

As a result of the effectiveness of the change of the name of the registrant to Greenway Technologies, Inc. and the corresponding change of the registrant’s stock trading symbol and the issuance of a new CUSIP identifier, all outstanding certificates representing shares of the common stock of the registrant bearing any former name of the registrant and any former CUSIP identifier shall be deemed to have been changed to the new name and CUSIP identifier.

The FINRA Daily List Announcement Date with respect to the change of name of the registrant was January 17, 2018, and the Market Effective Date is January 18, 2018.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial statements of business acquired. Not applicable.

(b)       Pro forma financial information. Not applicable.

(c)       Shell registrant transactions. Not applicable.

(d)       Exhibits.

Exhibit No.	Identification of Exhibit
3.1**	Articles of Amendment of Certificate of Formation of UMED Holdings, Inc. filed with the Secretary of State of Texas on June 23, 2017, changing the corporate name to Greenway Technologies, Inc., filed as Exhibit 3.1 to the registrant’s Form 8-K/A on July 20, 2017, Commission File Number 000-55030.

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**       Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2018.	GREENWAY TECHNOLOGIES, INC.

By /s/ D. Patrick Six
D. Patrick Six, chief executive officer